Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

THE PANTRY, INC.

OFFER TO EXCHANGE

$250,000,000 AGGREGATE PRINCIPAL AMOUNT OF

8.375% SENIOR NOTES DUE 2020

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED,

FOR ANY AND ALL OUTSTANDING 8.375% SENIOR NOTES DUE 2020

This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the offer (the “Exchange Offer”) made by The Pantry, Inc. (the “Issuer”) to exchange an aggregate principal amount of up to $250,000,000 of its 8.375% Senior Notes due 2020 that have been registered under the Securities Act of 1933, as amended, for an equal aggregate principal amount of its 8.375% Senior Notes due 2020 that were originally sold pursuant to a private offering in August 2012 (the “Old Notes”), pursuant to the Prospectus, dated                     , 2013 (as amended or supplemented from time to time, the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if the holder’s Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on                     , 2013, unless the Issuer extends the Exchange Offer (such date and time, as it may be extended, the “Expiration Date”). This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, registered or certified mail, overnight courier, or hand delivery to U.S. Bank National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Old Notes pursuant to the Exchange Offer, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an agent’s message, and all other documents required by the Letter of Transmittal, must be received by the Exchange Agent within three NASDAQ trading days after the Expiration Date. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

Delivery to: U.S. Bank National Association, Exchange Agent

Delivery by Registered or Certified Mail:	Facsimile Transmissions: (Eligible Institutions Only)	Overnight Delivery, Regular Mail or In Person by Hand:
U.S. Bank National Association Specialized Finance 60 Livingston Avenue St. Paul, MN 55104 Mailcode: EP-MN-WS2N	(651) 466-7372 Specialized Finance	U.S. Bank National Association Specialized Finance 60 Livingston Avenue St. Paul, MN 55104 Mailcode: EP-MN-WS2N
To Confirm by Telephone or for Information Call:
Gayle Staehnke 651-466-6752

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, such signature guarantee must appear in the additional space provided on the Letter of Transmittal for Signature Guarantee.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Issuer the principal amount of the Old Notes set forth below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery” section of the Prospectus.

Name of Tendering Holder:

Principal Amount of Old Notes Tendered*:

*The minimum permitted tender is $2,000 in principal amount. All tenders must be in the amount of $2,000 or in integral multiples of $1,000 in excess thereof. Unless otherwise indicated, the entire principal amount of Old Notes held for the account of the undersigned will be tendered.

Certificate Nos. (or Account No. of Book-Entry Facility):

Signature(s):

Name of Registered or Acting Holder:

Signature(s):

Dated:

Address:

(Zip Code)

(Daytime Area Code and Telephone No.)

☐    Check this Box if the Old Notes will be delivered by book-entry transfer to The Depository Trust Company.

DTC Account No:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Old Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Old Notes complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Old Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an agent’s message, and all other documents required by the Letter of Transmittal within three NASDAQ trading days after the Expiration Date.

Name of Firm:

(Authorized Signature)

Address:

(Zip Code)

(Daytime Area Code and Telephone No.)

Name:
(Please Type or Print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR OLD NOTES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of holders and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, properly insured, with return receipt requested is recommended. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 2 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Issuer.

2.	Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Old Notes without alteration, addition, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Old Notes without alteration, addition, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.